Exhibit 23.3

1706, One Exchange Square, 8 Connaught Place, Hong Kong Tel: 852 2191 7566 Fax: 852 2191 7995 www.frost.com

June 24, 2022

Vinfast Trading and Production Joint Stock Company

Dinh Vu - Cat Hai Economic Zone,

Cat Hai Town, Cat Hai District,

Hai Phong City, Vietnam

Re: Consent of Frost & Sullivan International Limited

Ladies and Gentlemen,

We understand that Vinfast Trading and Production Joint Stock Company (the “Company”) intends to file a draft registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Independent Market Study on Global Automotive and Electric Vehicle (EV) Industry” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

1706, One Exchange Square, 8 Connaught Place, Hong Kong Tel: 852 2191 7566 Fax: 852 2191 7995 www.frost.com

Yours faithfully,

For and on behalf of
Frost & Sullivan International Limited

/s/ Charles Lau
Name: Charles Lau
Title: Consulting Director